UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 24, 2014 (December 23, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 815-9902

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 23, 2014, HLSS Mortgage Master Trust II (the “Seller”), a wholly-owned subsidiary of Home Loan Servicing Solutions, Ltd. ("HLSS"), entered into Amendment Number One to the Master Repurchase Agreement and Securities Contract and to Fee and Pricing Letter (the “Amendment Agreement”) with Wells Fargo Bank, National Association (the “Buyer”). The Amendment Agreement amends the Master Repurchase Agreement and Securities Contract (the “Repurchase Agreement”) and the Fee and Pricing Letter between the Seller and the Buyer, in each case dated June 26, 2014.
The Amendment Agreement extends the term of the Repurchase Agreement from December 26, 2014 to June 26, 2015 subject to the same conditions for earlier termination set forth in the Repurchase Agreement. The Amendment Agreement also serves to eliminate unused capacity by reducing the maximum aggregate purchase price under the Repurchase Agreement from $290 million to $273 million subject to certain sublimits, eligibility requirements and conditions precedent to each funding.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

Date:	December 24, 2014	By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)